    As filed with the Securities and Exchange Commission on November 3, 2000.
                                                  Registration No. __-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            THREE-FIVE SYSTEMS, INC.
             (Exact name of Registrant as Specified in Its Charter)


             Delaware                                          86-06541102
   (State or Other Jurisdiction                              (I.R.S. Employer
 of Incorporation or Organization)                        Identification Number)

                             1600 North Desert Drive
                              Tempe, Arizona 85281
                (Address of Principal Executive Office)(Zip Code)

                            THREE-FIVE SYSTEMS, INC.
                            1997 EMPLOYEE OPTION PLAN
                            (Full Title of the Plan)

                               Jeffrey D. Buchanan
                Executive Vice President; Chief Financial Officer
                  1600 North Desert Drive, Tempe, Arizona 85281
                     (Name and Address of Agent for Service)
                                 (602) 389-8600
          (Telephone Number, including Area Code, of Agent for Service)


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum       Proposed maximum
 Title of Securities to       Amount to be         offering price per     aggregate offering           Amount of
     be Registered            registered(1)             share(2)                 price              registration fee
------------------------    ----------------     --------------------     ------------------      --------------------
Common Stock                   159,403            $         35.94            $  5,728,943.82          $      1,512.44
Common Stock                     6,000                     25.750                 154,500.00                    40.79
Common Stock                     7,500                     25.750                 193,125.00                    50.99
Common Stock                       450                     34.208                  15,393.60                     4.06
Common Stock                     9,000                     32.000                 288,000.00                    76.03
Common Stock                    21,000                     33.500                 703,500.00                   185.72
Common Stock                     4,500                     36.750                 165,375.00                    43.66
Common Stock                       750                     59.333                  44,499.75                    11.75
Common Stock                    74,147                     52.375               3,883,449.00                 1,025.23
Common Stock                    15,000                     57.542                 863,130.00                   227.87

                                                    Proposed maximum       Proposed maximum
 Title of Securities to       Amount to be         offering price per     aggregate offering           Amount of
     be Registered            registered(1)             share(2)                 price              registration fee
------------------------    ----------------     --------------------     ------------------      --------------------
Common Stock                     2,250                     70.500                 158,625.00                    41.88
Common Stock                     5,000                     74.625                 373,125.00                    98.51
Common Stock                     1,000                     73.563                  73,563.00                    19.42
Common Stock                     2,500                     64.750                 161,875.00                    42.74
Common Stock                       450                     26.188                  11,784.60                     3.11
Common Stock                   120,400                     24.125               2,904,650.00                   766.83
Common Stock                       100                     29.000                   2,900.00                      .77
Common Stock                     4,000                     27.313                 109,252.00                    28.84
Common Stock                     1,500                     29.188                  43,782.00                    11.56
Common Stock                     1,000                     31.063                  31,063.00                     8.20
Common Stock                     4,000                     33.750                 135,000.00                    35.64
Common Stock                        50                     31.500                   1,575.00                      .42
Common Stock                     5,325                     30.750                 163,743.80                    43.23
Common Stock                     1,500                     30.688                  46,032.00                    12.15
Common Stock                       300                     29.813                   8,943.90                     2.36
Common Stock                       225                     29.500                   6,637.50                     1.75
Common Stock                     1,000                     28.313                  28,313.00                     7.47
Common Stock                       400                     28.438                  11,375.20                     3.00
Common Stock                     1,250                     35.875                  44,843.75                    11.84
                             ---------                    -------            ---------------          ---------------
   Total                       450,000                                       $ 16,356,999.82          $      4,318.24


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Employee Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Three-Five Systems, Inc.

(2) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for shares of Common Stock of Three-Five Systems, Inc. on October 27, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  Three-Five Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (No. 333-32795) filed with the Securities and Exchange Commission (the "Commission") on August 4, 1997 and amendments thereto.

Item 4.  Exhibits


Exhibit Number      Exhibit
--------------      -------

         5        Opinion and consent of Greenberg Traurig, LLP.

         10.5(a) Three-Five Systems, Inc., Amended and Restated 1997 Employee Option Plan (as amended through August 2000).

         10.5(b)  Form of Notice and Acceptance of Stock Option Grant.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of Greenberg Traurig, LLP is contained in Exhibit 5.

         24 Power of Attorney. Reference is made to page II-2 of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on October 26, 2000.

                                      THREE-FIVE SYSTEMS, INC.

                                      By   /s/ Jeffrey D. Buchanan
                                        ---------------------------------------
                                           Jeffrey D. Buchanan
                                           Executive Vice President;
                                           Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Jack L. Saltich, Jeffrey D. Buchanan, and Robert T. Berube, and each one of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons and in the capacities and on the dates indicated:


                SIGNATURE                                     TITLE                                  DATE
                ---------                                     -----                                  ----
/s/ Jack L. Saltich                        President, Chief Executive Officer, and             October 26, 2000
---------------------------------------    Director (Principal Executive Officer)
Jack L. Saltich

/s/ Jeffrey D. Buchanan                    Executive Vice President; Chief Financial           October 26, 2000
---------------------------------------    Officer; Secretary; Treasurer; and Director
                                           (Principal Financial Officer)
Jeffrey D. Buchanan

/s/ Robert T. Berube                       Corporate Controller (Principal Accounting          October 26, 2000
---------------------------------------    Officer)
Robert T. Berube

/s/ David C. Malmberg                      Chairman of the Board                               October 26, 2000
---------------------------------------
David C. Malmberg

/s/ Gary R. Long                           Director                                            October 26, 2000
---------------------------------------
Gary R. Long

/s/ Kenneth M. Julien                      Director                                            October 26, 2000
---------------------------------------
Kenneth M. Julien

/s/ Thomas H. Werner                       Director                                            October 26, 2000
---------------------------------------
Thomas H. Werner

/s/ David P. Chavoustie                    Director                                            October 26, 2000
---------------------------------------
David P. Chavoustie

                                 EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------

         5        Opinion and consent of Greenberg Traurig, LLP.

         10.5(a) Three-Five Systems, Inc., Amended and Restated 1997 Employee Option Plan (as amended through August 2000).

         10.5(b)  Form of Notice and Acceptance of Stock Option Grant.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of Greenberg Traurig, LLP is contained in Exhibit 5.

         24 Power of Attorney. Reference is made to page II-2 of this Registration Statement.